UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

MCIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-175941	27-4439285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St. Rose Parkway, Suite 200, Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

570-778-6459

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory note

We are filing this Amendment #1 on Form 8-K, originally filed with the Securities and Exchange Commission on January 31, 2017 (the “Original Form 8-K”) to amend the text of Item 3.02.

As used in this report, the terms “Company,” “our company,” “us,” “mCig,”, “we” and “our” refer to mCig, Inc. unless the context requires otherwise

ITEM 3.02     Unregistered Sales of Equity Securities

The company sold 25,000 shares of Series A Preferred Stock to Paul Rosenberg, the company’s Chief Executive Officer, at $4.00 per share for a total purchase price of $100,000. Each share of Series A Preferred Stock may be converted into 10 common shares. In addition, the company granted Mr. Rosenberg a five year warrant to purchase 250,000 shares of common stock at $0.75 per share. This brings Mr. Rosenberg holdings to 16,025,000 shares of Series A Preferred Stock, and 250,000 vested common share purchase warrants.

The company sold 25,000 shares of Series A Preferred Stock to Epic Industry Corp., a wholly owned company by Michael Hawkins, the company’s Chief Financial Officer, at $4.00 per share for a total purchase price of $100,000. Each share of Series A Preferred Stock may be converted into 10 common shares. In addition, the company granted Epic Industry Corp. a five year warrant to purchase 250,000 shares of common stock at $0.75 per share. This brings Mr. Hawkins holdings to 25,000 shares of Series A Preferred Stock, and 250,000 vested common share purchase warrants.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.3

Right, Preferences, and Designations for Series A Preferred Stock (incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 2014, and filed with the Securities and Exchange Commission on August 13, 2014.).

4.1	Form of Common Stock Purchase Agreement (filed herein).

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCIG, INC.

Date: February 1, 2017	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Executive Officer

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